Exhibit 2.2

                              INTERNET ACCELERATOR
                              ASSIGNMENT AGREEMENT



                            IA GLOBAL ACQUISITION CO

                                 IA GLOBAL, INC

                            QUIKCAT AUSTRALIA PTY LTD

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CONTENTS

1. DEFINED TERMS AND INTERPRETATION 2

2. GRANT OF IGA LICENCE 2

      2.1   ASSIGNMENT IN AND TO FIELD OF USE IN THE INET PROPERTY             2

      2.2   RESTRAINT                                                          2

      2.3   IGA OWNS ALL OTHER RIGHTS IN THE INET PROPERTY                     2

      2.4   SHORT FORM INSTRUMENTS OF ASSIGNMENT IN REGISTRABLE FORM           2

      2.5   NAMES, TRADE MARKS AND INTELLECTUAL PROPERTY AND COMPETITIVE
            PRODUCTS                                                           3

      2.6   INTELLECTUAL PROPERTY RIGHTS WARRANTIES                            3

      2.7   EXCLUSION OF OTHER WARRANTIES                                      3

3. OPTION 4

      3.1   GRANT OF OPTION                                                    4

      3.2   EXERCISE OF OPTION                                                 4

      3.3   EFFECT OF EXERCISE OF OPTION                                       4

      3.4   QCA TO PERFORM NORTH AMERICAN CONTRACTS FROM THE OPTION
            EXERCISE DATE                                                      4

      3.5   IGA RESPONSIBLE FOR PERFORMANCE UNDER NORTH AMERICAN
            CONTRACTS FOR PERIOD PRIOR TO THE OPTION EXERCISE DATE             4

      3.6   NORTH AMERICAN CONTRACTS WARRANTY                                  5

      3.7   TRANSFER OF NORTH AMERICAN CONTRACTS                               5

      3.8   CONTINUING CONDUCT OF INET BUSINESS                                5

      3.9   EXERCISE OF OPTION AND USE OF NAMES, TRADE MARKS AND
            COMPETITIVE PRODUCTS                                               5

      3.10  DOCUMENTS AVAILABLE AFTER THE OPTION EXERCISE DATE                 6

4. SOURCE CODE IN INET PROPERTY AND OTHER CONFIDENTIAL INFORMATION             6

      4.1   SOURCE CODE IN AND FOR THE INET PROPERTY                           6

      4.2   DISCLOSURE REQUIRED BY LAW AND PUBLIC DOMAIN                       7

5. QCA INTERNET ACCELERATOR                                                    7


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      5.1   QCA DEVELOPMENT PROGRAMME                                          7

      5.2   OWNERSHIP OF QCA DEVELOPMENTS AND QCA INTERNET ACCELERATOR         8

6. REPRESENTATIONS, WARRANTIES AND INDEMNITIES 8

      6.1   MUTUAL REPRESENTATIONS AND WARRANTIES                              8

7. GENERAL 9

      7.1   ENTIRE AGREEMENT                                                   9

      7.2   VARIATION

      7.3   RELATIONSHIP OF THE PARTIES                                        9

      7.4   FURTHER ASSURANCES                                                 9

      7.5   CONSENTS AND APPROVALS                                             9

      7.6   SURVIVAL AND MERGER                                                9

      7.7   SEVERABILITY                                                      10

      7.8   WAIVER                                                            10

      7.9   CUMULATIVE RIGHTS                                                 10

      7.10  ASSIGNMENT, NOVATION AND OTHER DEALINGS                           10

      7.11  COSTS, EXPENSES AND DUTIES                                        10

      7.12  NOTICES                                                           10

      1.2   GOVERNING LAW                                                     12

      1.3   JURISDICTION                                                      12

      1.4   COUNTERPARTS                                                      12

SCHEDULE ONE - NORTH AMERICAN CONTRACTS                                        1

ATTACHMENT A - DICTIONARY AND INTERPRETATION


                                       ii
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DATED 15 SEPTEMBER 2004

PARTIES

1. IA GLOBAL ACQUISITION CO a corporation organized under the laws of the State of Delaware of 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America (IGA)

2. IA GLOBAL INC a corporation organized under the laws of the State of Delaware of 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America (IAO)

3. QUIKCAT AUSTRALIA PTY LTD (ABN 82 106 946 043) of 3/56 Mount Street, Perth, Western Australia 6005 Australia (QCA)

BACKGROUND

A. In an auction conducted by the United States Bankruptcy Court for the Northern District of Ohio pursuant to Case No. 03-12179-H, IAO acquired certain software (including source code) and Intellectual Property Rights, including, but not limited to, software (including source code) and Intellectual Property Rights in the QUIKCAT INTERNET ACCELERATOR (also known as the INET ACCELERATOR) and other relevant code that could be utilised within or with the QuikCAT Internet Accelerator product, and the North American Contracts (as defined in this agreement).

B. IAO subsequently transferred to IGA the software (including source code) and Intellectual Property Rights in the INET Property (as defined in this agreement) and the North American Contracts.

C. The QUIKCAT INTERNET ACCELERATOR product is marketed by IGA as a two part server and client based software package, with server code based upon the Microsoft Advanced Server operating system, that is designed to enable an end user to accelerate the movement of data to their personal computer via a browser.

D. QCA proposes to further develop and market the QUIKCAT INTERNET ACCELERATOR as a as a two part server and client package, with server code based upon an operating system or platform other than the Microsoft Advanced Server operating system, that enables an end user to accelerate the movement of data to their personal computer via a browser.

E. IGA has agreed to assign to QCA (and by this agreement assigns to QCA) all Intellectual Property Rights in the INET Property exclusively in, to and for the Field of Use, but subject to the Restraint.

F. IGA has agreed to grant QCA a certain option to acquire the North American Contracts and to have the Restraint removed, in accordance with the terms of this agreement.

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THE PARTIES AGREE

1.       DEFINED TERMS AND INTERPRETATION

(a) A term or expression starting with a capital letter which is defined in the Dictionary in Attachment A (Dictionary), has the meaning given to it in the Dictionary.

(b) The Interpretation clause in Attachment A (Interpretation) sets out rules of interpretation for this agreement.

2.       GRANT OF IGA LICENCE

2.1      Assignment in and to Field of Use in the INET Property

With effect on and from the date of this agreement IGA as legal and beneficial owner:

(a) absolutely assigns to QCA all of IGA's Intellectual Property Rights in the INET Property exclusively in, to and for the Field of Use;

(b) consents to the absolute and unrestricted use by QCA of all Intellectual Property Rights and moral rights whether now in existence or created in the future in the INET Property exclusively in, to and for the Field of Use, subject to the Restraint.

2.2      Restraint

(a) QCA agrees that it will not market any product or service based on or derived from the INET Property in the United States of America or Canada during the balance of the life of Intellectual Property Rights in the INET Property as those Intellectual Property Rights exist as at the date of this agreement (the Restraint).

(b) The Restraint will cease to operate if the option under clause 3 is validly exercised by QCA.

2.3      IGA owns all other rights in the INET Property

Subject to the assignment in clause 2.1 (Assignment in and to Field of Use in the INET Property), all Intellectual Property Rights in the INET Property held by IGA are and remain the property of IGA.

2.4      Short Form Instruments of Assignment in Registrable Form

When reasonably requested by QCA, IGA must execute (at the reasonable expense of QCA) any reasonable short form deed or other instrument evidencing or confirming the assignment of all of IGA's Intellectual Property Rights exclusively in and to the Field of

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Use in the INET Property as referred to in clause 2.1, as QCA may reasonably require for the purpose of lodgment with any intellectual property registration authority in any country.

2.5      Names, Trade Marks and Intellectual Property and Competitive Products

After 1 September 2004, IGA and IAO respectively will stop:

(a) using outside the United States of America and Canada in their respective businesses trade names or words the same as or resembling "INET" or "Internet Accelerator" or any other trade names or words similar to or likely to be mistaken for or confused with "INET" or "Internet Accelerator";

(b) otherwise using or dealing with any of the Intellectual Property Rights assigned to QCA under this agreement, except outside the Field of Use; and

(c) marketing or developing directly or indirectly any product competitive with or substitutable for the QuikCAT Internet Accelerator (also known as the Inet Accelerator), other than marketing in the United States of America and Canada the QuikCAT Internet Accelerator (also known as the Inet Accelerator) based on the Microsoft Advanced Server operating system, and must not permit or assist any other person to do so

AND

(d) IGA and IAO consent to QCA using the name "QuikCAT" as its corporate name (including that of associates) and with the Internet Accelerator product, wherever that is marketed in accordance with this agreement.

2.6      Intellectual Property Rights Warranties

(a) IAO warrants to QCA that as at date of this agreement IGA holds all Intellectual Property Rights in the INET Property formerly held by IAO.

(b) IGA and IAO respectively warrant to QCA that as at date of this agreement each of IGA and IAO is not aware of any Claim that the INET Property infringes any person's Intellectual Property Rights.

(c) QCA warrants to IGA and IAO that as at date of this agreement QCA is not aware of any Claim that the INET Property infringes any person's Intellectual Property Rights.

2.7      Exclusion of Other Warranties

QCA acknowledges and agrees that the INET Property is taken as is and without any warranty as to fitness for use, merchantability, or other express or implied warranty.

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3.       OPTION

3.1      Grant of Option

IGA grants QCA an exclusive irrevocable right and option to purchase all of IGA's rights, benefits and obligations in the North American Contracts, including the rights to receive any revenue accruing under such agreements from the date of the option being exercised in relation to performance of obligations of under the North American Contracts, and to remove the Restraint, in both cases with effect from the Option Exercise Date (as determined in accordance with clause 3.2), by payment of the sum of US$213,000 by QCA to IGA (the Option).

3.2      Exercise of Option

The Option must be exercised, if QCA elects to exercise it, by notice given by IGA to IAO and accompanied by the payment no later than 28 February 2005. The date of receipt of payment by QCA will be the Option Exercise Date.

3.3      Effect of Exercise of Option

IGA on the exercise of the Option must execute such documents (prepared at the expense of QCA) as are reasonably necessary or desirable to perfect the exercise of the Option and the transactions contemplated by this clause 3 and provide such further assurances as QCA may reasonably request to give effect to this clause 3 of this agreement.

3.4      QCA to Perform North American Contracts from the Option Exercise Date

(a) Subject to clause 3.5, QCA is entitled to all benefits and rights and must perform all obligations arising from the Option Exercise Date under the North American Contracts as are under the North American Contracts stated to be obligations of IGA.

(b) Subject to clause 3.5, QCA must indemnify and keep indemnified IGA from and against any Claim or Liability, including but not limited to any Claim or Liability arising out of failure to perform any performance related obligation, under the North American Contracts as arises as and from the Option Exercise Date in relation to performance of the North American Contracts as and from the Option Exercise Date.

3.5 IGA Responsible for Performance Under North American Contracts for Period Prior to the Option Exercise Date

(a) IGA is entitled to all benefits and rights and must perform all obligations of IGA under the North American Contracts as arise in relation to any period prior to the Option Exercise Date.

(b) Notwithstanding clause 3.4(b), IGA and IAO respectively must indemnify and keep indemnified QCA from and against any Claim whenever made or Liability

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whenever arising if that Claim or Liability arises out of the operation or performance of IGA under the North American Contracts in relation to any period prior to the Option Exercise Date.

3.6      North American Contracts Warranty

(a) IGA warrants to QCA that as at date of this agreement IGA is not aware of any Claim or any Liability whenever arising out of the operation or performance of IGA under the North American Contracts in relation to any period prior to the Option Exercise Date. IGA will promptly advise QCA if at any time subsequent to the date of this agreement any such Claim is made by any person and as to the nature of that Claim and as to any action that IGA takes in relation to any such Claim.

3.7      Transfer of North American Contracts

(a) transfer as soon as possible: On or as soon as possible after the Option Exercise Date, IGA must transfer the North American Contracts to QCA.

(b) assignment or novation: The transfer may be by assignment or by novation, at the QCA's reasonable election.

(c) consents: IGA must use its best efforts to obtain any consent of a third party required for the assignment or novation, but IGA shall not be responsible for or required to make any payment to any party in connection with attempting to obtain such consents and IGA shall have no liability to QCA as a result of the failure of any party to grant consents to assignment or novation.

3.8      Continuing Conduct of iNet Business

IGA must at its own cost promptly refer to QCA each enquiry IGA receives in relation to the INET Property that is within the Field of Use, subject to the Restraint, and any query that otherwise relates to performance of the North American Contracts in the period subsequent to the Option Exercise Date.

3.9      Exercise of Option and Use of Names, Trade Marks and Competitive
         Products

After the Option Exercise Date, IGA and IAO respectively will stop:

(a) using words or trade names in their respective businesses in the United States of America or Canada the same as or resembling "INET" or "Internet Accelerator" or any other words or trade names similar to or likely to be mistaken for or confused with "INET" or "Internet Accelerator"; and

(b) marketing or developing directly or indirectly in the United States of America and Canada the QuikCAT Internet Accelerator (also known as the Inet Accelerator) based on the Microsoft Advanced Server operating system, and must not permit or assist any person to do so.

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3.10     Documents available after the Option Exercise Date

As soon as possible after the Option Exercise Date and subject to clause 3.7(c), IGA must provide to QCA:

(a) contracts: any assignments or novations of the North American Contracts and related consents obtained by IGA, as and when they become available to IGA;

(b) receivables and contract management information: access to original invoices and debtors statements relating to North American Contracts as is reasonably necessary for QCA to collect receivables and administer the North American Contracts; and

(c) other documents: all other documents about the North American Contracts which QCA reasonably requests and QCA will reasonably need in order to collect receivables and administer the North American Contracts or to comply with its obligations under the North American Contracts.

4.       SOURCE CODE IN INET PROPERTY AND OTHER CONFIDENTIAL INFORMATION

4.1      Source code in and for the INET Property

(a) The parties acknowledge that QCA has been provided with source code in and for the INET Property and that pursuant to the assignment in clause 2.1(a) QCA is entitled to access and use source code in and for the INET Property within the Field of Use as QCA sees fit.

(b) IGA and IAO respectively acknowledge that the value of the INET Property is dependant upon non-disclosure of the source code in and for the INET Property and that any disclosure of source code in and for the INET Property by IGA or any person for whom IGA is responsible would cause QCA substantial damage.

(c) IGA and IAO respectively agree that pursuant to the assignment in clause 2.1(a) of this agreement, source code in and for the INET Property within the Field of Use is and will be Confidential Information of QCA and that source code in and for the INET Property must not be disclosed for use within the Field of Use by to any person by IGA or IAO or any person for whom IGA or IAO respectively is responsible.

(d) Where QCA or IGA intend to disclose source code to a third party, other than a party referred to in clause 4.2, they must provide reasonable notice to the other party of this intent and a brief explanation of why such disclosure will not breach their respective obligations under this agreement, specifically clause 4.1(c).

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4.2      Disclosure required by law and public domain

The obligations in clause 4.1(c) do not apply:

(a) to the extent necessary to enable IGA or IAO to make any disclosure required by law;

(b) to the extent necessary to enable IGA or IAO to perform their obligations under this agreement by disclosing the Confidential Information to any officer, employee, agent or adviser of IGA or IAO, provided that IGA or IAO ensures that person maintains the confidentiality of the Confidential Information;

(c)      to any disclosure agreed between the parties; or

(d) where a portion of the Confidential Information has entered the public domain other than as a result of a breach by IGA or IAO of this agreement, in relation to that portion of the Confidential Information that has entered into the public domain.

5.       QCA INTERNET ACCELERATOR

5.1      QCA Development Programme

(a) Without limiting clause 2.1, the parties acknowledge QCA's intention to use the source code in the INET Property to develop, market, sell and distribute an internet accelerator software product adapting the INET Property and incorporating QCA Developments (the QCA Internet Accelerator).

(b) As QCA determines and at QCA's discretion and expense, QCA will determine its work and release programme for development and modification of the INET Property for the purpose of development and exploitation of the QCA Internet Accelerator.

(c) IGA will, subject to availability, at the request of QCA and in accordance with development priorities as determined by QCA in consultation with IGA, use reasonable commercial endeavours to make IGA personnel (Consultants) available to QCA, on a consultancy basis in accordance with paragraph (e) below, to assist QCA in development, modification, customisation, enhancement and tailoring the INET Property and undertaking the QCA Developments.

(d) IGA will permit all Consultants to assign to QCA all Intellectual Property Rights (including future copyright) in any work created for QCA or created in connection with the INET Property, the QCA Developments or the QCA Internet Accelerator in accordance with this agreement, including each stage of design and construction of any QCA Developments and the QCA Internet Accelerator.

(e) Consultants will work to the direction of QCA and IGA will not have any responsibility for or rights in their work output in the course of the consultancy.

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The terms of engagement of Consultants will otherwise be as agreed between QCA and IGA but consistent with standard consultancy terms of QCA and otherwise on such terms as the parties may from time to time agree and subject to paragraph
(f), at rates equal to IGA's direct cost (i.e., QCA will pay IGA a consultancy fee equal to the salary cost of each Consultant that QCA utilises from time to time, and a minimal office overhead fee). IGA will not be responsible for the performance of the Consultants. QCA will indemnify IGA for any and all costs or damages incurred by QCA or any third party resulting from the performance of the Consultants.

(f) Notwithstanding paragraph (e), there will be no charge by IGA to QCA in relation to the services of Consultants providing services to QCA as contemplated in this clause 5.1 during the calendar months September and October 2004.

5.2      Ownership of QCA Developments and QCA Internet Accelerator

All Intellectual Property Rights in any QCA Developments, whether or not adaptations or modifications of the INET Property within the Field of Use, and in the QCA Internet Accelerator, vest in QCA upon creation, whether created by QCA, any Consultant on behalf of IGA or QCA, IGA, or a third party.

6.       REPRESENTATIONS, WARRANTIES AND INDEMNITIES

6.1      Mutual representations and warranties

Each party warrants and represents to each other party that as at the date of this agreement:

(a) incorporation: it is a corporation having limited liability, incorporated and registered and validly existing under the laws of its jurisdiction of incorporation;

(b) capacity: it has full power and capacity to enter into and perform its obligations under this agreement;

(c) authorisations: all necessary action has been take to authorise its execution, delivery and performance of this agreement in accordance with its terms;

(d) binding obligations: this agreement constitutes its legal, valid and binding obligations and this agreement is enforceable in accordance with its terms; and

(e) transaction permitted: the execution, delivery and performance of this agreement by it does not and will not violate, breach, or result in the contravention of:

         (i)      any law, resolution or authorisation; or

         (ii)     its constitution or articles of association.

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7.       GENERAL

7.1      Entire Agreement

(a) This agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b) Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

7.2      Variation

No variation of this agreement is effective unless made in writing and signed by each party.

7.3      Relationship of the parties

Except as expressly provided in this agreement:

(a) nothing in this agreement is intended to constitute a fiduciary relationship or an agency, partnership or trust; and

(b)      no party has authority to bind any other party.

7.4      Further Assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

7.5      Consents and Approvals

Except as expressly provided in this agreement, a party may conditionally or unconditionally in its absolute discretion give or withhold any consent or approval under this agreement.

7.6      Survival and Merger

(a) No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b) Clauses 2, 3, 4, and 5 and this clause 7 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

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7.7      Severability

Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.

7.8      Waiver

(a) No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b) A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy. Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or of any other right or remedy.

7.9      Cumulative Rights

Except as expressly provided in this agreement, the rights of a party under this agreement are in addition to and do not exclude or limit any other rights or remedies provided by law.

7.10     Assignment, Novation and Other Dealings

A party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party which consent is not to be unreasonably withheld.

7.11     Costs, Expenses and Duties

(a) Each party must pay costs and expenses of negotiating, preparing and executing this agreement and any other instrument executed under this agreement.

(b) QCA must pay any stamp duty payable on this agreement and any other instrument executed under this agreement.

7.12     Notices

(a) A notice, consent or other communication under this agreement is only effective if it is:

         (i) in writing and in legible English, signed by or on behalf of the party giving it;

         (ii)     addressed to the party to whom it is to be given; and

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         (iii)    either:

                  A. sent by pre-paid mail (by airmail, if the addressee is overseas) or delivered to that party's address; or

                  B.       sent by fax to that party's fax number.

(b) Subject to paragraph (c) a notice, consent or other communication under this agreement is, in the absence of earlier receipt, regarded as given and received:

         (i) if it is delivered, on delivery at the address of the relevant party;

         (ii) if it is sent by fax at the time and on the day it was successfully sent; or

         (iii) if it is sent by mail, on the seventh day after the day of posting.

(c) If a notice, consent or other communication under this is given and received on a day that is not a business day in the place of receipt or after 5.00 pm (local time in the place of receipt) on a business day in the place of receipt, it is regarded as being given and received at
         9.00 am on the next business day in the place of receipt.

(d) For the purposes of this clause, a party's address and fax number are those set out below: If IGA or IAO:

         Attn.:  Mark Scott
         533 Airport Boulevard, Suite 400
         Burlingame, CA  94010
         United States of America
         Telephone No.: + (650) 685-2402
         Facsimile No.: + (650) 685-2404
         [Email: scott@iaglobalinc.com]

         If QCA:

         Attn.: Mark Jenkins
         3/56 Mount Street
         Perth WA 6005
         Australia
         Tel 08 9486 1668
         Fax 08 9481 8449
         [Email: mbj@quikcat.au.com]

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1.2      Governing Law

This agreement is governed by the laws of the State of Delaware, United States of America, without regards to conflicts of laws principles.

1.3      Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Delaware, United States of America.

1.4      Counterparts

This agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.


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IN WITNESS WHEREOF each of the parties hereto executes this Agreement as of the date first set forth above.

 SIGNED AND DELIVERED by IA GLOBAL ACQUISITION CO
 by:

 /s/ Alan Margerison
 --------------------------------
 Signature of Director and Authorised
 Signatory
 ALAN MARGERISON



 SIGNED AND DELIVERED by IA GLOBAL INC
 by:

 /s/ Alan Margerison
 ---------------------------------
 Signature of Director and Authorised
 Signatory
 ALAN MARGERISON



 SIGNED AND DELIVERED by QUIKCAT AUSTRALIA PTY LTD
 by:

 /s/ Mark Jenkins
 -------------------------------
 Signature of Director and Authorised
 Signatory MARK JENKINS

                                                                  Signing Page 1
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                     SCHEDULE ONE - NORTH AMERICAN CONTRACTS


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To be provided by IGA

                                                               Schedule 1 Page 1
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                                  ATTACHMENT A

                          DICTIONARY AND INTERPRETATION
                                   (CLAUSE 1)

1.       DICTIONARY

In this agreement words defined in provisions of this agreement have the meaning given to those words in those provisions and as well:

CLAIM means a claim, demand, action, proceeding, judgment, damage, loss, cost, expense or liability (direct and indirect) incurred by or to be made by a person, howsoever arising and whether past, present, unascertained, immediate, future or contingent.

FIELD OF USE means development, marketing and commercialisation of a product in the form of a two part server and client based software package that is designed to enable an end-user to accelerate the movement of data across a network environment, whether LAN, WAN or public network or any other transport method, to their PC via a browser or similar application which may replace the browser in the future. The product may also enable an end user to accelerate the movement of emails or attachments to and from their PC. The product must not be a package based on server-client architecture where the server code is based on the Microsoft Advanced Server operating system.

INTELLECTUAL PROPERTY RIGHTS means all industrial and intellectual property rights of whatever nature anywhere in the world, conferred under statute, common law or equity, including all copyrights and includes rights to apply for or renew any registration of such rights, patents and patent registration rights, trade mark rights, design rights, know-how, business/trade/domain names and trade secrets.

INET PROPERTY means all Intellectual Property Rights in and to (i) US Patent 6,449,658 B1 dated September 10, 2002 and all developments thereto and workings thereof whenever occurring prior to the date of this agreement and corresponding patent rights and patent registration rights around the world, including the working of that patent and (ii) the software (and all developments thereto) and including source code which IAO acquired in an auction pursuant to the United States Bankruptcy Court for the Northern District of Ohio, Case No. 03-12179-H and subsequently transferred to IGA, constituting the product known as QUIKCAT INTERNET ACCELERATOR as it is now developed and applied and other relevant code that could be ultilised within or with the QuikCAT Internet Accelerator product, which software is the software (including source code) as embedded in the optical media marked for identification "INET Property - Verification Copy as at 12 September 2004", an identical copy of which is held by IGA and QCA.

LIABILITY means all actions, proceedings, accounts, rights, claims, demands, liabilities, costs, losses and expenses of whatsoever nature, whether arising before or after the date of this agreement and whether actual, contingent or otherwise.

NORTH AMERICAN CONTRACTS means the contracts listed in Schedule One - NORTH AMERICAN CONTRACTS.

                                                            Attachment A, Page 1

QCA DEVELOPMENTS means all programs, software, developments, adaptations, modifications, customisations or enhancements of the INET Property developed by QCA as may be made for the benefit of QCA from time to time pursuant to this agreement.

         INTERPRETATION

In this agreement the following rules of interpretation apply unless the contrary intention appears.

(a) Headings are for convenience only and do not affect the interpretation of this agreement.

(b)      The singular includes the plural and vice versa.

(c)      Words that are gender neutral or gender specific include each gender.

(d) Where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(e) The words 'such as', 'including', 'particularly' and similar expressions are not used as nor are intended to be interpreted as words of limitation.

(f)      A reference to:

         (i) a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

         (ii) a thing (including but not limited to a chose in action or other right) includes a part of that thing;

         (iii)    a party includes its successors and permitted assigns;

         (iv) a document includes all amendments or supplements to that document;

         (v) a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

         (vi)     this agreement includes all schedules and attachments to it;

         (vii) a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

                                                            Attachment A, Page 2

         (viii) an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing.


(g) An agreement on the part of two or more persons binds them jointly and severally.


(h) In determining the time of day where relevant to this agreement, the relevant time of day is:


         (i) for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or


         (ii) for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located.


(i) No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.


                                                            Attachment A, Page 3